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                                                                    EXHIBIT 1.1

                                1,200,000 SHARES

                                Q.E.P. CO., INC.

                                  COMMON STOCK

                               __________________

                             UNDERWRITING AGREEMENT


                                                                 August __, 1996


Cruttenden Roth Incorporated
  As the Representative of the Several Underwriters
  Named in Schedule I Attached Hereto
18301 Von Karman, Suite 100
Irvine, California 92715-1099

Dear Sirs:

         Q.E.P. Co., Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 1,000,000 shares (the "Company Shares") of its common stock, par value $.001 per share ("Common Stock"), and certain stockholders of the Company (the "Selling Stockholders") propose to sell an aggregate of 200,000 shares (the "Stockholder Shares") of Common Stock, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name on Schedule II hereto, to Cruttenden Roth Incorporated (the "Representative") and the several underwriters named in Schedule I hereto (collectively with the Representative, the "Underwriters" and individually, an "Underwriter," which terms shall also include any Underwriter substituted as hereinafter provided in Section 12). The aforementioned 1,200,000 shares of Common Stock to be issued and sold to the several Underwriters by the Company and the Selling Stockholders are hereinafter referred to as the "Offered Shares." The Company also proposes to sell to you individually, and not in your capacity as representative of the several Underwriters, five-year warrants (the "Representative's Warrants") to purchase up to 120,000 shares of Common Stock of the Company (the "Representative's Warrant Stock"), which sale will be consummated in accordance with the terms and conditions of the Representative's Warrant Agreement (the "Representative's Warrant Agreement") filed as an exhibit to the Registration Statement described below. The Offered Shares shall be offered to the public at an offering price of $____ per Offered Share (the "Offering Price").

         In addition, the several Underwriters, in order to cover over-allotments in the sale of the Offered Shares, may purchase from the Company within 45 days after the Effective Date (as hereinafter defined), for their own account for offering to the public at the Offering Price, up to 180,000 additional shares of Common Stock (the "Optional Shares"), upon the terms and conditions set forth in Section 5 hereof. The Offered Shares and the Optional Shares are






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hereinafter collectively referred to as the "Shares."  The Company and the
Selling Stockholders, intending to be legally bound hereby, confirm this agreement with each of the Underwriters as follows:

         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the several Underwriters that:

                 (a) The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules, regulations, releases and instructions (the "Regulations") of the Securities and Exchange Commission (the "SEC") under the Act in effect at all applicable times and has filed with the SEC a registration statement on Form S-1 (File No. 333-7477) and one or more amendments thereto registering the Shares under the Act. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information contained in any form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with
         Section 6(a) of this Agreement and deemed by virtue of Rule 430A of the Regulations to be part of such registration statement at the time it was declared effective, each as amended at the time such registration statement became effective, are hereinafter collectively referred to as the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments or supplements thereto is hereinafter referred to as the "Prospectus."

                 (b) The Registration Statement has become effective under the Act as of the Effective Date, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus nor has the SEC instituted, threatened to institute or, to the Company's knowledge, contemplated proceedings with respect to such an order.
         The Company has not received any stop order suspending the sale of the Shares in any jurisdiction designated by the Representative pursuant to Section 6(f) hereof, and no proceedings for that purpose have been instituted or to the Company's knowledge, are threatened or contemplated. The Company has complied with any request of the SEC, or any state securities commission in a state designated by the Representative pursuant to Section 6(f) hereof, for additional information to be included in the Registration Statement or Prospectus or otherwise. Each Preliminary Prospectus conformed to the Act and the Regulations as of its date and did not as of its date contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use therein. The Registration Statement on the date on which it was declared effective by the SEC (the "Effective Date") conformed, and any post-effective amendment thereof on the date it shall become effective, and the Prospectus at the time it is filed with the SEC pursuant to Rule 424(b) of the Regulations and on the Closing Date (as defined in Section 4 hereof) and any Option Closing Date (as defined in Section 5(b) hereof), will conform to the






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         requirements of the Act and the Regulations, and neither the
         Registration Statement, any post-effective amendment thereof nor the Prospectus will, on any of such respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use therein. It is understood that the statements appearing in any Preliminary Prospectus, the Prospectus or the Registration Statement
         (A) on the inside front cover page with respect to stabilization, (B) in the section entitled "Underwriting," and (C) in the section entitled "Legal Matters" with respect to the identity of counsel for the Underwriters constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement.

                 (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus and to execute, deliver and perform this Agreement. Each of the subsidiaries of the Company (the "Subsidiaries") is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus. The Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

                 (d) Except as disclosed in the Registration Statement, the Company does not own any stock or other equity interest in, or control, directly or indirectly, any corporation, partnership or other entity.

                 (e) The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Representative's Warrant Agreement.

                 (f) This Agreement and the Representative's Warrant Agreement have been duly authorized, executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or principles of public policy, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. This Agreement conforms to the description thereof in the Prospectus.






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                 (g)      The execution, delivery and performance of this
         Agreement and the Representative's Warrant Agreement by the Company do not and will not, with or without the giving of notice or the lapse of time, or both, (A) conflict with any terms or provisions of the Certificate of Incorporation or By-laws of the Company, as amended to the date hereof and the Closing Date or Option Closing Date, as the case may be; (B) result in a breach of, constitute a default under, result in the termination or modification of or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company pursuant to any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which the Company is a party or by which any of its properties or assets are bound or affected, the effect of which would have a material adverse effect on the business or properties of the Company; (C) violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses; or (D) result in a breach, termination or lapse of the power and authority of the Company to own or lease and operate its properties and conduct its business as described in the Prospectus.

                 (h) The Company has authorized and outstanding capital stock and, as of the date or dates indicated the Company had, the capitalization set forth under the caption "Capitalization" in the Prospectus and will have the as-adjusted capitalization set forth under the caption "Capitalization" in the Prospectus on the Effective Date. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants for the purchase of, other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus with respect to the outstanding options that have been granted to employees, directors and others to purchase 150,000 shares of Common Stock (the "Employee Options") and the Over-allotment Option (as hereinafter defined).

                 (i) The authorized capital stock of the Company, including, without limitation, the outstanding Common Stock and the Common Stock being issued on the Closing Date and Option Closing Date (if any and to the extent applicable), conforms to the descriptions thereof in the Prospectus, and such descriptions conform to the descriptions thereof set forth in the instruments defining the same. The information in the Prospectus insofar as it relates to the Employee Options, the Warrants and other outstanding securities, in each case as of the Effective Date, the Closing Date and any Option Closing Date, is true, correct and complete in all material respects.

                 (j) The outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable. The Employee Options have been duly authorized and validly issued and are valid and binding obligations enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The shares of Common Stock issuable pursuant to the Employee Options and the Warrants, when issued in accordance with the respective terms thereof, will be duly authorized, validly issued, fully paid and non-assessable. None of such






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         outstanding shares of Common Stock or Employee Options were issued or granted in violation of any preemptive rights of any security holder of the Company. The Company has reserved a sufficient number of shares of Common Stock for issuance pursuant to the Employee Options. The holders of the outstanding shares of Common Stock are not, and will not be, subject to personal liability solely by reason of being such holders, and the holders of shares of Common Stock issuable pursuant to the Employee Options will not be subject to personal liability solely by reason of being such holders. The offers and sales of the outstanding shares of Common Stock and the Employee Options were, and the issuance of the shares of Common Stock pursuant to the Employee Options will be, made in conformity with applicable registration requirements or exemptions therefrom under federal and applicable state securities laws.

                 (k) The issuance and sale of the Shares by the Company have been duly authorized and, when the Shares have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. None of the Shares will be issued in violation of any preemptive rights of any stockholder of the Company. The certificates representing the Shares are in proper legal form under, and conform to the requirements of, applicable Delaware law. Neither the filing of the Registration Statement nor the offering or sale of the Shares or the Representative's Warrant Stock as contemplated by this Agreement and the Representative's Warrant Agreement, respectively, gives any security holder of the Company any rights, other than those which have been waived by passage of time following due notice, for or relating to the registration of any shares of Common Stock or other security of the Company.

                 (l) No consent, approval, authorization, order, registration, license or permit of any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid authorization, issuance, sale and delivery by the Company of any of the Shares, or for the execution, delivery or performance by the Company of this Agreement and the Representative's Warrant Agreement, except such as may be required for the registration of the Shares under the Act, the Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which consent, approval and authorization have been obtained, and for compliance with the applicable state securities or Blue Sky laws, or the By-laws, rules and other pronouncements of the National Association of Securities Dealers, Inc. (the "NASD") and the approval of the Nasdaq National Market (the "NMS"). Upon the effectiveness of the Registration Statement, the Shares will be registered pursuant to
         Section 12(g) of the Exchange Act, and will be included on the NMS. The Company has taken no action designed, or likely, to have the effect of terminating the registration of the Shares under Section 12(g) of the Exchange Act or the inclusion of the Shares on the NMS, nor has the Company received any notification that the SEC or the NMS is contemplating terminating such registration or inclusion.

                 (m) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, the information required to be disclosed under the Act and the Regulations, and there are no contracts,






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         agreements or other documents required to be described or referred to in the Registration Statement or Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement under the Act or the Regulations that have not been so described, referred to, filed or incorporated by reference, as required.

                 (n) The financial statements (including the notes thereto) filed as part of any Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial position of the Company, as of the respective dates thereof, and the results of operations and cash flows of the Company, for the periods indicated therein, all in conformity with generally accepted accounting principles consistently applied, except as may be otherwise stated therein. The financial information included in the Prospectus under the captions "Prospectus Summary" and "Selected Financial Data" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                 (o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change (including, whether or not insured against, any material loss or damage to any assets), or development involving a prospective material adverse change, in the general affairs, properties, assets, management, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company, (B) any transaction entered into by the Company that is material to the Company, (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, (D) any liabilities or obligations, direct or indirect, incurred by the Company that are material to the Company except in the ordinary course of business, or
         (E) any material change in the short-term debt or long-term debt of the Company. The Company does not have any known (after due investigation and inquiry) contingent liabilities or obligations that are material and that are not disclosed in the Prospectus.

                 (p) The Company has not distributed and, prior to the later to occur of the Closing Date, the Option Closing Date or the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus and a blue sky survey, in any such case only as permitted by the Act and the Regulations.

                 (q) The Company has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns that are required to be filed, or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due. The Company has not executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes, is not a party to any known (after due investigation and inquiry) pending action or proceeding by any foreign or domestic governmental agencies for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company that might materially adversely affect the general affairs, properties, assets,






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         condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company.

                 (r) Grant Thornton LLP, which is certifying the financial statements included in the Prospectus and forming a part of the Registration Statement, is a firm of independent public accountants as required by the Act and the Regulations and is a member of the SEC Practice Section.

                 (s) The Company is not in violation of, or in default under, any of the terms or provisions, of (A) its Certificate of Incorporation or Bylaws, each as amended to the date hereof, the Closing Date or the Option Closing Date, as the case may be, (B) any indenture, mortgage, deed of trust, contract, loan or credit agreement, commitment or other agreement or instrument to which the Company is a party or by which it or any of its properties are bound or affected, (C) any law, rule, regulation, judgment, order or decree known (after due investigation and inquiry) to the Company of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses or (D) any license, permit, certification, registration, approval, consent or franchise referred to in subsections (b) or (c) of this Section 1, except where such violation or default would not have a material adverse effect on the business or properties of the Company.

                 (t) Except as disclosed in the Registration Statement, there are no claims, actions, suits, proceedings, arbitrations investigations, or inquiries pending before, or to the Company's knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitrational tribunal, relating to or affecting the Company or its properties or businesses that (A) might affect the issuance or validity of any of the Shares or the validity of any of the outstanding shares of Common Stock, or (B) if determined adversely to the Company, would, in any case or in the aggregate, result in any material adverse change in the general affairs, properties, assets, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects, of the Company, or (C) are required to be described in the Registration Statement or the Prospectus but are not described as required; nor, to the Company's knowledge, is there any reasonable basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal known (after due investigation and inquiry) to the Company enjoining the Company from, or requiring the Company to take or refrain from taking any action, or to which the Company, or any of its properties, assets or businesses is bound or subject.

                 (u) Except as otherwise stated in the Prospectus, the Company owns, or possesses adequate rights to use all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from the Company's businesses), trade secrets, confidential information, processes and formulations necessary for, used in or proposed to be used in the conduct of its business as described in the Prospectus (collectively, the "Intellectual Property") that,






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         if not so owned or possessed, would materially adversely affect the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company. The Company has not infringed, is not infringing or has not received any notice of conflict with the asserted rights of others with respect to the Intellectual Property, and no others have infringed upon or are in conflict with the Intellectual Property.

                 (v) The Company has obtained all permits, licenses and other authorizations that are required, to the extent required, under all environmental laws, including but not limited to the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Section Section 201, 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
         Section 9601 et seq.), other appropriate laws of jurisdictions in which the Company's products have been used or located and any other laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes under any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Laws"), other than any permits, licenses or other authorizations which, if not obtained, would not have a material adverse effect on the business or properties of the Company. The Company is in compliance in all material respects with all terms and conditions of any required permits, licenses and authorizations, and is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws.

                 (w) There are no present or, to the Company's knowledge (after due investigation and inquiry), past events, conditions, circumstances, activities, practices, incidents, actions or plans relating to the business as presently being conducted by the Company that interfere with or prevent compliance with or continued compliance with the Environmental Laws, the non-compliance with which would have a material adverse effect on the Company, or which would be reasonably likely to give rise to any material legal liability (whether statutory or common law) or otherwise would be reasonably likely to form the basis of any material claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation, or clean up based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, community or environment of any pollutant, contaminant, chemical or industrial, toxic, or hazardous substance or waste.

                 (x) The Company has good and marketable title to all personal property (tangible and intangible) described in the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances, except such as are described in the Prospectus or which are not material to the business of the Company.






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         The Company has adequately insured the personal property of the
         Company against loss or damage by fire or other casualty and maintains, in adequate amounts, insurance against such other risks as management of the Company deems appropriate. Except as described in the Prospectus, the Company does not own any real property, and all real property used or leased by the Company, as described in the Prospectus (the "Premises"), is held by the Company under a valid, subsisting and enforceable lease, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Premises, and all operations conducted thereon, are now and, since the Company began to use such Premises, always have been, to the Company's knowledge (after due investigation and inquiry), in compliance with the Environmental Laws. Except as described in the Prospectus, the Company has no knowledge (after due investigation and inquiry) of any use of the Premises prior to when the Company began using the Premises that constituted a violation of any Environmental Laws. There is no, and the Company has not received notice of any, claim, demand, investigation, regulatory action, suit or other action instituted or threatened against the Company or the Premises relating to any of the Environmental Laws. The Company has not received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with hazardous substances (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises.

                 (y) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (z) No unregistered securities of the Company have been sold by the Company or on behalf of the Company by any person or persons controlling, controlled by or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

                 (aa) Each contract or other instrument (however characterized or described) to which the Company is a party or by which any of the properties or business of it is bound or affected and to which reference has been made in the Prospectus or which has been filed as an exhibit to the Registration Statement has been duly and validly executed by the Company, and to the Company's best knowledge (after due investigation and inquiry) by the other parties thereto. Except as described in the Prospectus, each such contract or other instrument is in full force and effect and is enforceable against the parties thereto in accordance with its terms, and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or






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         by general equitable principles, and neither the Company, nor any other party is in default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder.

                 (bb) Except for the Company's 401(k), disability, supplemental executive retirement plan, health and life insurance plans, if any, the Company has not had any employee benefit plan, profit sharing plan, employee pension benefit plan or employee welfare benefit plan or deferred compensation arrangements (collectively, "Plans") that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). To the Company's knowledge, all Plans that are subject to ERISA are, and have been at all times since their establishment, in compliance with ERISA and, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), in compliance with the Code. To the Company's knowledge, the Company has not had any employee pension benefit plan that is subject to Part 3 of Subtitle B of Title 1 of ERISA or any defined benefit plan or multi-employer plan. To the Company's knowledge, the Company has not maintained retiree life and retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee's termination for employment, except as required by
         Section 4980B of the Code. To the Company's knowledge, no fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a "prohibited action" as defined in
         Section 406 of ERISA. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multi-employer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                 (cc) No labor dispute exists with the employees of the Company and to the Company's knowledge, no such labor dispute is imminent. There is no existing or, to the Company's knowledge, imminent labor disturbance by the employees of any of the Company's principal suppliers, contractors or customers.

                 (dd) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein.

                 (ee) Except as described in the Prospectus or as otherwise disclosed to the Underwriters, the Company is not a party to, and is not bound by, any agreement pursuant to which any material royalties, honoraria or fees are payable by the Company to any person by reason of the ownership or use of any Intellectual Property.

                 (ff) Except as disclosed in the Prospectus, there are no relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K.

                 (gg) The Company is familiar with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to continue to conduct, its affairs in such a manner to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                 (hh) Neither the Company nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has, directly or indirectly, (A) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to any political activity, (B) made any unlawful payment to foreign or domestic governments or governmental officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (C) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         Any certificate signed by any officer of the Company in such capacity and delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the several Underwriters as to the matters covered thereby.

         2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally represents and warrants to, and agrees with, the Company and the Underwriters that:

         (a) Such Selling Stockholder has, and at the Closing Date will have, valid marketable title to the Stockholder Shares proposed to be sold by such Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Stockholder Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Stockholder Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

         (b) Such Selling Stockholder, (i) has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, (ii) is familiar with the Registration Statement and
(iii) has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company; and the sale of Stockholder Shares by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Prospectus or any supplement thereto.

         (c) There is no action, suit, investigation or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, or otherwise now pending or, to the knowledge of such Selling Stockholder, threatened to which such Selling Stockholder is or would be a party or of which the property of such Selling Stockholder is or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of Stockholder Shares by such Selling Stockholder or any of the other transactions contemplated hereby, or (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.

         (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution and delivery by such Selling Stockholder of the Custody Agreement (as defined below) or the Power-of-Attorney (as defined below), the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the consummation by such Selling Stockholder of the transactions contemplated herein, including the valid sale and delivery of the Stockholder Shares, except such as may have been obtained under the Securities Act and such as may be required under the "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Common Stock by the Underwriters and such other approvals as have been obtained.

         (e) Neither the sale of the Stockholder Shares being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach of, or constitute a default under the terms of any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument to which such Selling Stockholder is a party or bound, or any decree, judgment, order or regulation applicable to such Selling Stockholder or its properties of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or its properties.

         (f) No such Selling Stockholder nor any of his or her affiliates directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the Bylaws of the NASD), any member firm of the NASD.

         (g) Such Selling Stockholder has not relied upon any representation by the Underwriters with respect to any tax consequences (federal, state or local) of the transactions contemplated hereby, or otherwise. Such Selling Stockholder acknowledges that any tax liability that might arise with respect to the Stockholder Shares to be sold by such Selling Stockholder shall be solely the responsibility of such Selling Stockholder.

         (h) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act (as hereinafter defined) or otherwise, in stabilization or manipulation of the price of the Shares or other shares of Common Stock to facilitate the sale or resale of the Shares or other shares of Common Stock.

         (i) Such Selling Stockholder has executed and delivered a Selling Stockholders' Power of Attorney ("Power of Attorney") between the Selling Stockholder and Lewis Gould (the "Agent"), naming the Agent as such Selling Stockholder's attorney-in-fact and, by the execution by the Agent of this Agreement, the Agent hereby represents and warrants that he has been duly appointed as Attorney-in-Fact by each Selling Stockholder pursuant to the Power of Attorney for the purpose of entering into and carrying out this Agreement, and the Power of Attorney has been duly executed by such Selling Stockholder and a copy thereof has been delivered to you.

         (j) Such Selling Stockholder has deposited in custody with the custodian, pursuant to a Letter of Transmittal and Custody Agreement ("Custody Agreement") with Berliner, Zisser, Walter & Gallegos, P.C. (the "Custodian"), certificates in negotiable form for the Stockholder Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Stockholder Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such deposit are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated except as provided in this Agreement or in the Custody Agreement by any act of such Selling Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership or corporation, by the dissolution, winding-up or other event affecting the legal existence of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, if any such trust, estate, partnership or corporation should be terminated, or if any other event should occur before the delivery of the Stockholder Shares to be sold by such Selling Stockholder hereunder, the documents evidencing such Stockholder Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and of the Custody Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been duly authorized by such Selling Stockholder to execute and deliver this Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Stockholder Shares to be sold by such Selling Stockholder against delivery thereof and otherwise act on behalf of such Selling Stockholder.

         (k) Each Preliminary Prospectus as of its date has conformed in all material respects with the requirements of the Act and, as of this date, has not included any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became effective, and at all times subsequent thereto, up to the Closing Date, (1) the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all statements that are required to be stated therein in accordance with the Act and the Regulations and will in all material respects conform to the requirements of the Act and the Regulations, and (2) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (l) Such Selling Stockholder will not sell, contract to sell or otherwise dispose of any Common Stock for a period of nine months after this Agreement becomes effective without the prior written consent of the Company and the Representative.

         (m) Except as disclosed in the Prospectus, such Selling Stockholder is not a party to any formal or informal voting agreements, understandings or arrangements with respect to the voting of the Common Stock.

         3. PURCHASE AND SALE OF OFFERED SHARES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders shall sell the Offered Shares to the several Underwriters at the Offering Price less the underwriting discount shown on the cover page of the Prospectus (the "Underwriting Discount"), and the Underwriters, severally and not jointly, shall purchase from the Company and the Selling Stockholders, on a firm commitment basis, at the Offering Price less the Underwriting Discount, the respective Offered Shares set forth opposite their names on
Schedule I hereto.  In making this

Agreement, each Underwriter is contracting severally, and not jointly, and, except as provided in Sections 5 and 12 hereof, the agreement of each Underwriter is to purchase only that number of Offered Shares specified with respect to that Underwriter in Schedule I hereto. The Underwriters shall offer the Offered Shares to the public as set forth in the Prospectus.

         4. PAYMENT AND DELIVERY. Payment for the Offered Shares shall be made to the Company and the Selling Stockholders, as appropriate, by certified or official bank check payable to the order of the Company in Los Angeles Clearing House funds (next day funds), at the offices of Berliner Zisser Walter & Gallegos, P.C., One Norwest Center, 1700 Lincoln Street, Suite 4700, Denver, Colorado 80203-4547, or at such other location as shall be agreed upon by the Company and the Representative, or in immediately available funds wired to such account or accounts as the Company may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds (including, but not limited to, interest or cost of funds expenses) to be borne by the Company), against delivery of the Offered Shares to the Representative at the offices of Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 92715-1009 for the respective accounts of the Underwriters. Such payments and delivery will be made at 10:00 A.M., California time, on the third business day after the date of this Agreement or at such other time and date not later than three business days thereafter as the Representative and the Company shall agree upon. Such time and date are referred to herein as the "Closing Date." The certificates representing the Offered Shares to be sold and delivered will be in such denominations and registered in such names as the Representative requests not less than one full business day prior to the Closing Date, and will be made available to the Representative for inspection, checking and packaging at the office of the Company's Transfer Agent, not less than one full business day prior to the Closing Date.

         5.      OPTION TO PURCHASE OPTIONAL SHARES.

                 (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Offered Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the several Underwriters are hereby granted an option by the Company to purchase all or any part of the Optional Shares from the Company (the "Over-allotment Option"). The purchase price per share to be paid for the Optional Shares shall be the Offering Price less the Underwriting Discount. The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters as to all or any part of the Optional Shares at any time (but not more than once) within 45 days after the Effective Date. No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

                 (b) The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters by giving notice to the Company by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when sent), addressed as provided in Section 14 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares.
         If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment shall not be earlier than either three full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representative that is not later than three full business days after the exercise of the Over- allotment Option. The date and time set forth in such a notice is referred to herein as the "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as the "Option Closing." The number of Optional Shares to be sold to each Underwriter pursuant to the exercise of the Over-allotment Option shall be the number that bears the same ratio to the aggregate number of Optional Shares being purchased through such Over-allotment Option exercise as the number of Offered Shares opposite the name of such Underwriter in Schedule I hereto bears to the total number of all Offered Shares; subject, however, to such adjustment as the Representative may approve to eliminate fractional shares and subject to the provisions for the allocation of Optional Shares purchased for the purpose of covering over-allotments set forth in the Agreement Among Underwriters. Upon the exercise of the Over-allotment Option, the Company shall become obligated and sell to the Representative for the respective accounts of the Underwriters, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, and the several Underwriters shall become severally, but not jointly, obligated to purchase from the Company, the number of Optional Shares specified in each notice of exercise of the Over-allotment Option.

                 (c) Payment for the Optional Shares shall be made to the Company by certified or official bank check payable to the order of the Company in Los Angeles Clearing House funds (next day funds), at the office of Berliner Zisser Walter & Gallegos, One Norwest Center, 1700 Lincoln Street, Denver, Colorado 80203-4547 or such other location as shall be agreed upon by the Company and the Representative, or in immediately available funds wired to such account as the Company may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds (including, but not limited to, interest or cost of funds expenses) to be borne by the Company), against delivery of the Optional Shares to the Representative at the offices of Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 92715, for the respective accounts of the Underwriters.
         The certificates representing the Optional Shares to be issued and delivered will be in such denominations and registered in such names as the Representative requests not less than one full business day prior to the Option Closing Date, and will be made available to the Representative for inspection, checking and packaging at the office of the Company's Transfer Agent not less than one full business day prior to the Option Closing Date.

         6. CERTAIN COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:

                 (a) If Rule 430A of the Regulations is employed, the Company will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Representative of the time and manner of such filing.

                 (b) The Company will not at any time, whether before or after the Registration Statement shall have become effective, during such period as, in the opinion of counsel for the Underwriters, the Prospectus is required by law to be delivered in connection with sales by the Underwriters or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Representative has not been previously advised and furnished a copy, or which is not in compliance with the Regulations, or, during the period before the distribution of the Offered Shares and the Optional Shares is completed, file or publish any amendment or supplement to the Registration Statement or Prospectus to which the Representative reasonably objects in writing.

                 (c) The Company will use its best efforts to cause the Registration Statement, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective and will advise the Representative immediately, and confirm such advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, is filed with the SEC, (ii) of the receipt of any comments from the SEC,
         (iii) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed,
         (iv) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information,
         (v) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event which in the Company's judgment makes any material statement in the Registration Statement or the Prospectus untrue or which requires any changes to be made in the Registration Statement or Prospectus in order to make any material statements therein not misleading and (vi) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or of the initiation or threatening of any proceedings for any such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain as soon as possible the lifting thereof.

                 (d) The Company has delivered to the Representative, without charge, and will continue to deliver from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Representative may reasonably request. The Company will deliver to the Representative, without charge, as soon as possible after the Effective Date, and thereafter from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended, if the Company makes any supplements or amendments to the Prospectus) as the Representative may reasonably request. The Company hereby consents to the use of such copies of each Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the jurisdictions in which the Shares are offered or sold by the several Underwriters and by all dealers to whom Shares may be offered or sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. The Company has furnished or will furnish to the Representative two signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Effective Date, two copies of all exhibits filed therewith and two signed copies of all consents and certificates of experts, and will deliver to the Representative such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representative may reasonably request.

                 (e) The Company will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of offers and sales of, and dealings in, the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

                 (f) The Company will furnish such information as may be required and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representative determines to offer the Shares, after consultation with the Company, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdiction for such offering and sale.

                 (g) Subject to subsection (b) of this Section 6, in case of any event, at any time within the period during which, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered under the Act and Regulations, as a result of which event any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain, in the judgment of the Company or in the opinion of counsel for the Underwriters, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act and Regulations or any applicable securities or Blue Sky laws, the Company promptly will prepare and file with the SEC, and any applicable state securities commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and will furnish to the Representative such number of copies of such amendment or amendments or supplement or supplements to such Preliminary Prospectus or the Prospectus (in form and substance satisfactory to the Representative and counsel for Underwriters) as the Representative may reasonably request. For purposes of this subsection, the Company will furnish such information to the Representative, the Underwriters' counsel and counsel for the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement any Preliminary Prospectus or the Prospectus, and shall furnish to the Representative and the Underwriters' counsel such further information as each may from time to time reasonably request. If the Company and the Representative agree that any Preliminary Prospectus or the Prospectus should be amended or supplemented, the Company, if requested by the Representative, will, if and to the extent required by law, promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                 (h) The Company will make generally available to its security holders as soon as practicable and in any event not later than 45 days after the end of the period covered thereby, an earnings statement of the Company (which need not be audited unless required by the Act, the Regulations, the Exchange Act or the rules or regulations thereunder) that shall comply with Section 11(a) of the Act and cover a period of at least 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date.

                 (i) For a period of five years from the Effective Date, the Company will deliver to the Representative upon request: (A) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the SEC and be applicable to the Company ), registration statements and any exhibits thereto, filed with or furnished to the SEC or any securities exchange or the NASD, as soon as practicable after the date each such report or document is so filed or furnished,
         (B) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders and
         (C) every material press release in respect of the Company or its affairs that was released or prepared by the Company.

                 (j) During the course of the distribution of the Shares, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might, in the future, reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares.

                 (k) The Company will cause each person listed on Schedule II hereto (except as otherwise noted on such Schedule) to execute a legally binding and enforceable agreement (a "lockup agreement") to, for a period of nine months from the Effective Date, not sell, offer to sell, contract to sell, grant any option for the sale of or otherwise transfer or dispose of any Common Shares (except for the sale of the Shares as contemplated by this Agreement), any options to purchase Common Shares or any securities convertible into or exchangeable for Common Shares (excluding the issuance of Common Shares pursuant to the Employee Options) without the prior written consent of the Representative, which lockup agreement shall be in form and substance satisfactory to the Representative and the Underwriters' counsel, and deliver such lockup agreement to the Representative prior to the Effective Date. Appropriate stop transfer instructions will be issued by the Company to the transfer agent for the securities affected by the lockup agreements.

                 (l) The Company will not sell, issue, contract to sell, offer to sell or otherwise dispose of any Common Shares, options to purchase Common Shares or any other security convertible into or exchangeable for Common Shares, from the date of the Effective Date through the period ending nine months after the Effective Date, without the prior written consent of the Representative, except for the sale of the

         Shares as contemplated by this Agreement, the granting of options, and the issuance of Common Shares upon their exercise, under the Company's stock option plans described in the Prospectus and the issuance of Common Shares pursuant to the Employee Options and the Warrants.

                 (m) The Company will use all reasonable efforts to maintain the inclusion of the Common Shares on the NMS.

                 (n) The Company shall, at its sole cost and expense, supply and deliver to the Representative and the Underwriters' counsel (in the form they require), within a reasonable period after the Closing Date, three transaction binders, each of which shall include the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, each Preliminary Prospectus, the Prospectus, the Preliminary Blue Sky Memorandum and any supplement thereto and all underwriting and other closing documents.

                 (o) The Company will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description thereof set forth in the Prospectus.

         7.      PAYMENT OF EXPENSES.

                 (a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, the Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including:
         (i) the fees and expenses of the accountants and counsel for the Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), each Preliminary Prospectus and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, each Preliminary Prospectus, the Prospectus (including any supplement thereto), this Agreement, the Agreement Among Underwriters, the Underwriters' Questionnaire, the Power of Attorney, the Selected Dealer Agreement and related documents and the Preliminary Blue Sky Memorandum and any supplement thereto; (iii) the costs incident to the authentication, issuance, delivery and transfer of the Shares to the Underwriters; (iv) all taxes, if any, on the issuance, delivery and transfer of the Shares to be sold by the Company; (v) the fees, expenses and all other costs of qualifying the Shares for the sale under the securities or Blue Sky laws of those jurisdictions in which the Shares are to be offered or sold; (vi) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD exclusive of fees of the Underwriters' counsel; (vii) the filing fees of the SEC; (viii) the cost of furnishing to the Underwriters copies of the Registration Statement, each Preliminary Prospectus and the Prospectus (including any supplement or amendment thereto) as herein provided; (ix) the Company's travel expenses in connection with meetings with the brokerage community and institutional investors and expenses associated with hosting such meetings, including meeting rooms, meals, facilities and ground transportation expenses; (x) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by the Company; (xi) the fees for inclusion of the Shares on the NMS; (xii) the cost of printing and engraving certificates for the Shares; (xiii) the cost and charges of any transfer agent; (xiv) the cost of preparing bound volumes of documents relating to the transactions contemplated by this Agreement for the Representative and its counsel; and (xv) all other costs and expenses reasonably incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this
         Section 7, provided that, except as specifically set forth below and in subsection (c) of this Section 7, the Underwriters shall be responsible for their out-of-pocket expenses, including their lodging and travel expenses associated with meetings with the brokerage community and institutional investors, and the fees and expenses of their counsel. In addition, the Company shall pay to Cruttenden Roth Incorporated, individually and not in its capacity as a Representative, a non-accountable expense allowance of 2 1/2% of the aggregate Offering Price of the Company Shares and the Optional Shares, but only upon payment therefor by the several Underwriters.
         If the sale of the Offered Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition to the Underwriters' obligations hereunder is not fulfilled, the Company shall pay for all reasonable out-of-pocket accountable expenses (including fees and disbursements of counsel) actually incurred by the Underwriters in connection with the proposed sale of the Offered Shares. If this agreement is terminated or if the sale of the Offered Shares provided for herein is not consummated for any reason other than by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters' obligations hereunder is not fulfilled, the Company shall pay the several Underwriters for all reasonable out-of-pocket accountable expenses (including fees and disbursements of counsel) actually incurred by the Underwriters in connection with the proposed sale of the Offered Shares, up to a maximum of $100,000. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement. You acknowledge that $25,000 has already been paid to you by the Company to be applied against such non-accountable expense allowance or such reasonable out-of- pocket accountable expenses if the sale of Offered Shares is not consummated as provided in the preceding sentences, as the case may be. You agree that any portion of such $25,000 that is not necessary to pay the Underwriters for their reasonable out-of-pocket accountable expenses actually incurred if the sale of Shares is not consummated for any reason shall be returned to the Company.

                 (b) The Selling Stockholders shall pay to Cruttenden Roth Incorporated, individually and not in its capacity as a Representative, a non-accountable expense allowance of 2 1/2% of the aggregate Offering Price of the Stockholder Shares, but only upon payment therefor by the several Underwriters.

                 (c) The Company shall pay as due any registration, qualification and filing fees and any accountable out-of- pocket disbursements in connection with such registration, qualification or filing in the jurisdictions in which the Representative determines, after consultation with the Company, to offer or sell the Shares.

         8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligation of each Underwriter to purchase and pay for the Offered Shares that it has agreed to purchase hereunder on the

Closing Date, and to purchase and pay for any Optional Shares as to which its right to purchase under Section 5 has been exercised on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders set forth herein, to the performance by the Company and the Selling Stockholders of their respective covenants, agreements and obligations hereunder and to the following additional conditions:

                 (a) The Registration Statement shall have become effective not later than 5:30 P.M., Denver, Colorado time, on the date of this Agreement, or at such later time or on such later date as the Representative may agree to in writing; if required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations and in accordance with subsection (a) of Section 6 hereof; on or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement or the sale of any of the Shares shall have been issued under the Act or any state securities law and no proceedings for that purpose shall have been initiated or shall be pending or, to the Representative's knowledge or the knowledge of the Company, shall be contemplated by the SEC or any authority in any jurisdiction designated by the Representative pursuant to subsection
         (f) of Section 5 hereof and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

                 (b) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement and the Shares and the form of the Registration Statement, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto and all other legal matters relating to this Agreement and the transactions contemplated hereby, shall be satisfactory in all respects to counsel to the Underwriters; the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters; and the Representative shall have received from the Underwriters' counsel, O'Melveny & Myers LLP, a favorable opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representative individually and as the Representative of the several Underwriters with respect to the due authorization, execution and delivery of this Agreement, that the issuance and sale of the Shares have been duly authorized by the Company, that when the Shares have been duly delivered against payment therefor as contemplated by this Agreement, they will be validly issued, fully paid and non-assessable and that the Registration Statement has become effective under the Act.

                 (c) The NASD shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of any of the Shares.

                 (d) The Representative shall have received copies of the lockup agreements described in subsection (l) of Section 6 signed by those persons set forth on Schedule II hereto.

                 (e) The Representative shall have received at or prior to the Closing Date from the Company's counsel a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the securities or Blue Sky laws of such jurisdictions designated by the Representative pursuant to subsection (f) of Section 6 hereof.

                 (f) You shall have received on the Closing Date and on the Option Closing Date, if any, the following opinions of Berliner Zisser Walter & Gallegos, P.C., counsel for the Company and the Selling Stockholders, dated the Closing Date and the Option Closing Date, if any, and addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters:

                          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                          (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification, except where the failure so to qualify taken in the aggregate would not have a material adverse effect on the business, operations or financial condition of the Company, and, except as set forth in the Prospectus, the Company does not own or control, directly or indirectly, any corporation, association or other entity;

                          (iii) Each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance;

                          (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and to such counsel's knowledge after reasonable inquiry, have not been issued in violation of any preemptive right, or co-sale right, registration right, right of first refusal or other similar right;

                          (v) The Shares to be issued and sold by the Company to the several Underwriters pursuant to the terms of this Agreement will be, upon issuance and delivery against payment therefor in accordance with the terms hereof, duly authorized and validly issued and fully paid and nonassessable; and the stockholders of the Company do not have any preemptive rights, co-sale rights, rights of first refusal or other similar rights, which rights have not previously been waived, to purchase any of the Shares pursuant to the Company's charter or bylaws, or to such counsel's knowledge after reasonable inquiry, pursuant to any agreement to which the Company is a party;

                          (vi) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued, sold and delivered by it hereunder;

                          (vii) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company;

                          (viii) This Agreement when executed and delivered shall have been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except insofar as the indemnification and contribution provisions may be limited by applicable law and except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor's rights generally or by general equitable principles;

                          (ix)    The Registration Statement and all
                 post-effective amendments, if any, have become effective under the Act, and, to the best of such counsel's knowledge after reasonable inquiry, no stop orders suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act; and any required filing of the Prospectus pursuant to Rule 424(b) of the Act has been made in accordance with Rule 424(b);

                          (x)     The Registration Statement and the
                 Prospectus, and each amendment or supplement thereto (other than the financial statements, financial and statistical data and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus and each amendment or supplement thereto, as to which such counsel need express no opinion) as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the Regulations;

                          (xi) The terms and provisions of the capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement and Prospectus, and the information in the Prospectus under the caption "Description of Capital Stock" to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects, and the form of certificate evidencing the Common Stock complies with Delaware law;

                          (xii)   The descriptions in the Registration
                 Statement and the Prospectus, insofar as they are descriptions of contracts, agreements or legal conclusions, are accurate and fairly present the information required to be shown;

                          (xiii) To such counsel's knowledge after reasonable inquiry, there are no agreements, contracts, leases or documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that are not described or referred to therein and filed as required;

                          (xiv) Neither the offer, sale or delivery of the Company Shares, the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereby will result in any violation of the Company's charter or bylaws, or, to such counsel's knowledge after reasonable inquiry, result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument which has been filed as an exhibit to the Registration Statement, or any applicable statute, rule or regulation known to such counsel after reasonable inquiry or, to such counsel's knowledge after reasonable inquiry, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, or over any of the Company's properties or operations; provided, however, that no opinion need be rendered concerning Blue Sky laws;

                          (xv) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the consummation of the transactions herein contemplated, except such as have been obtained under the Act or as may be required by the NASD, the NMS or under state or other securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                          (xvi) To such counsel's knowledge after reasonable inquiry, there are no legal or governmental proceedings pending or threatened against the Company of a character that are required to be disclosed in the Registration Statement or the Prospectus, by the Act or the Regulations;

                          (xvii) To such counsel's knowledge after reasonable inquiry, except as disclosed in the Registration Statement, no holders of Common Stock or other securities of the Company have registration rights with respect to securities of the Company;

                          (xviii) The Company is not an "investment company" or
                 an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940;

                          (xix) Each Selling Stockholder has duly authorized, executed and delivered a Power of Attorney and Custody Agreement which constitute valid and legally binding agreements of such Selling Stockholder in accordance with their terms, except as enforceability of the same may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally;

                          (xx) This Agreement has been duly and validly executed and delivered by or on behalf of each Selling Stockholder and constitutes the valid and legally binding agreement of each Selling Stockholder enforceable against each Selling Stockholder in accordance with its terms, except as enforceability of the same may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liability arising under federal or state securities laws or under common law, as to which no opinion need be expressed;

                          (xxi) Upon delivery of the Shares pursuant to this Agreement and payment therefor as contemplated herein, the Underwriters will acquire good and marketable title to the Shares, free and clear of any claim, lien, encumbrance, security interest, or other restriction on transfer or other defect in title;

                          (xxii) To the best knowledge of such counsel after reasonable inquiry, all authorizations, orders and consents necessary for the execution and delivery by each Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement have been duly and validly given, and each Selling Stockholder has full legal rights, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver to the Underwriters the number of Shares to be sold by such Selling Stockholder hereunder;

                          (xxiii) The performance of this Agreement and the
                 consummation of the transactions contemplated hereby and by the Power of Attorney and the Custody Agreement will not result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default by such Selling Stockholder under, any indenture, mortgage, trust (constructive or other), loan agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, any statute, or any judgment, decree, order, rule or regulation known to such counsel of any court or governmental agency or body applicable to such Selling Stockholder;

                          (xxiv) Neither the Company nor any Subsidiary is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus; and

                          (xxv) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any Subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any Subsidiary or of any decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary.

         In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and you, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts have come to such counsel's attention that lead them to believe that either the Registration Statement (including the incorporated documents) at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (including the incorporated documents) as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion with respect to the financial statements, schedules and other financial and statistical data included in the Registration Statement or Prospectus.

         In giving their opinion, Berliner Zisser Walter & Gallegos, P.C. may rely as to matters of law, other than the laws of the State of Delaware and the Federal law of the United States, upon the opinions of counsel satisfactory to you and as to matters of fact, to the extent Berliner Zisser & Gallegos, P.C. deems appropriate, on certificates of responsible Company officers and public officials.

                 (g) At the Closing Date and any Option Closing Date: (A) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and shall conform, in all material respects, to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the properties, condition (financial or otherwise), results of operations, stockholders' equity, business or management of the Company, from that set forth therein, whether or not arising in the ordinary course of business, other than as referred to in the Registration Statement or Prospectus, (C) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus or any amendment or supplement thereto, there shall have been no transaction, contract or agreement entered into by the Company, other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (D) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company that would be required to be set forth in Prospectus, other than as set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the properties, condition (financial or otherwise), results of operations, stockholders' equity or business of the Company, other than as set forth in the Prospectus. The Representative shall have received at the Closing Date and any Option Closing Date certificates of each of the Chief Executive Officer and the Chief Financial Officer of the Company dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Representative, individually and as the Representative of the several Underwriters, to the effect, that the conditions set forth in this subsection have been satisfied and as to the accuracy and performance, as of the Closing Date or the Option Closing Date, as the case may be, of the agreements, representations and warranties of the Company set forth herein.

                 (h) At the time this Agreement is executed and at the Closing Date and any Option Closing Date, the Representative shall have received a letter addressed to the Representative, individually and as the Representative of the several Underwriters, and in form and substance satisfactory to the Representative in all respects (including the nonmaterial nature of the changes or decreases, if any, referred to in clause (iii) below) from Grant Thornton LLP dated as of the date of this Agreement, the Closing Date or Option Closing Date, as the case may be:

                          (i) confirming that they are independent public accountants within the meaning of the Act and the Regulations, that they are members of the SEC Practice Section, and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

                          (ii) stating that, in their opinion, the financial statements of the Company audited by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                          (iii) stating that, on the basis of specified procedures, which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the stockholders and the Board of Directors of the Company and audit and compensation committees of such Board, if any, and inquiries to certain officers and other employees of the Company who are responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that (A) the unaudited financial statements and related schedules of the Company included in the

                 Registration Statement, if any, (I) do not comply in form in all material respects with the applicable accounting requirements of the Act and the Regulations or (II) were not fairly presented in conformity with generally accepted accounting principles on a basis substantially consistent with that of the audited financial statements and related schedules included in the Registration Statement or (B)(I) at a specified date, not more than five business days prior to the date of such letter there was any change in the capital stock or short-term or long-term debt of the Company, or any decrease (increase) in net current assets, total assets or stockholders' equity as compared with the amounts shown in the May 31, 1996 unaudited balance sheet of the Company included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement and Prospectus, and
                 (II) during the period from June 1, 1996 to a specified date not more than five business days prior to the date of such letter, there has been any decrease (increase), as compared with the corresponding period in the preceding year, in revenues, operating income or income before income taxes or in total or per share amounts of net income of the Company or, if there was any such change or decrease (increase), setting forth the amount of such change or decrease (increase); and

                          (iv) stating that they have compared specific dollar amounts, numbers of shares and other information (including pro forma information) pertaining to the Company set forth in the Registration Statement and Prospectus that have been specified by the Representative prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting or other records of the Company with the result obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                 (i) At the Closing Date and any Option Closing Date, the Representative shall have been furnished such additional documents and certificates as it shall reasonably request.

                 (j) No action shall have been taken by the NASD the effect of which is to make it improper, at any time prior to the Closing Date or any Option Closing Date, for members of the NASD to execute transactions as principal or as agent in the Shares or to trade or deal in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending or, to the Company's or the Representative's knowledge, shall be contemplated by the NASD.

         If any conditions to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, shall not have been fulfilled, the Representative may on behalf of the several Underwriters terminate this Agreement or, if it so elects, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         9.      INDEMNIFICATION.

                 (a) The Company and each Selling Stockholder, jointly and severally, shall indemnify and hold harmless each Underwriter, and each member of the selling group, and each person, if any, who controls each Underwriter and each member of the selling group, within the meaning of the Act or the Exchange Act, and each of their officers, directors, partners, employees, agents and counsel, against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, including, but not limited to, attorneys' fees, any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon (i) any untrue statements or alleged untrue statements of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement to the Preliminary Prospectus, Registration Statement or the Prospectus or any application or other document, including, but without limitation "Blue Sky" applications, documents or correspondence (in this Section 9 collectively called "application") executed by the Company and based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify all or any part of the Shares under the securities laws thereof or filed with the SEC or the NASD, (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any breach of any representation, warranty, covenant or agreement of the Company or any Selling Stockholder contained in this Agreement; provided, however, that the foregoing indemnity shall not apply in respect of and to the extent of any statement or omission made in reliance upon and in conformity with written information furnished to the Company or any Underwriter through the Representative expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof. It is understood that the statements appearing in any Preliminary Prospectus, the Prospectus or the Registration Statement (A) on the inside front cover page with respect to stabilization and passive market making,
         (B) in the section entitled "Underwriting," and (C) in the section entitled "Legal Matters" with respect to the identity of counsel for the Underwriters constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement. This indemnity agreement will be in addition to any liability the Company or any Selling Stockholder may otherwise have.

                 (b) The Underwriters, agree to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company within the meaning of the Act or the Exchange Act, the employees, agents and counsel to the Company and each Selling Stockholder to the same extent as the foregoing indemnities from the Company and the Selling Stockholders to the several Underwriters, but only with respect to any loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereof or any application in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through the Representative with respect to any Underwriter by or on behalf of such

         Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or any application, as the case may be. This indemnity agreement will be in addition to any liability such Underwriter may otherwise have.

                 (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnity may be sought pursuant to any of the two preceding paragraphs, such person (hereinafter called the "indemnified party") shall, promptly after formal notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the "indemnifying party") of the institution of such action, inquiry, investigation or proceeding and the indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 9 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding and shall have been materially prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party shall not relieve the indemnifying party otherwise than under this
         Section 9. Such indemnified party or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action, inquiry, investigation or proceeding or in the case of the Underwriters, the Underwriters or any of them shall have been advised by counsel that it is advisable that they or any of them be represented by their own counsel, in any of which events the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel in each jurisdiction in which any proceeding may be brought) for all indemnified parties. In the case of any such separate counsel for the Underwriters, such firm shall be designated in writing by the Representative. Expenses covered by the indemnification in this subsection (c) of this Section 9 shall be paid by the indemnifying party as they are incurred by the indemnified party. Anything in this subsection to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim effected without its written consent. The indemnifying party shall promptly notify the indemnified party of the commencement of any litigation, inquiry, investigation or proceeding against the indemnifying party or any of its officers or directors in connection with the issue and sale of any of the Shares or in connection with such Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement or any of the foregoing or any such application.

                 (d) If the indemnification provided for in this Section 9 is unavailable to or is insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to in subsections (a) or (b) of this Section 9 in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative faults shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this section (d) of this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any method or allocation that does not take account of the equitable considerations referred to above in this subsection (d) of this Section 9. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this subsection
         (d) of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d) of this Section 9, (i) the provisions of the Agreement Among Underwriters shall govern contribution among Underwriters, (ii) no Underwriter (except as provided in the Agreement Among Underwriters) or controlling person of such Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claims and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation in this subsection
         (d) of this Section 9 to contribute are several in proportion to their respective underwriting obligations and not joint.

                 The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company or any Selling Stockholder may otherwise have, and shall extend, upon the same terms and conditions to each officer, director, employee, agent or counsel of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each of the officers and directors of the Company who have signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act and to each employee, agent and counsel to the Company, in either case, whether or not such person is a party to any action or proceeding.

         10. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date; and such representations, warranties and agreements of the Underwriters, the Company and the Selling Stockholders, including without limitation the indemnity and contribution agreements contained in Section 9 hereof and the agreements contained in Sections 7, 10, 11 and 14 hereof, shall remain operative and in full force and effect for a period of the applicable federal and state statutes of limitations regardless of any investigation made by or on behalf of any Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

         11.     EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

                 (a) This Agreement shall become effective immediately as to Sections 7, 9, 10, 11 and 14 and, as to all other provisions, (i) if at the time of execution and delivery of this Agreement the Registration Statement has not become effective, at 9:30 A.M., Denver, Colorado time, on the first business day following the Effective Date, or (ii) if at the time of execution and delivery of this Agreement the Registration Statement has been declared effective, at 9:30 A.M., Denver, Colorado time, on the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as the Representative may determine by notice to the Company or by release of any of the Shares for sale to the public. For the purposes of this
         Section 11, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by the Representative of telegrams (i) advising the Underwriters that the Shares are released for public offering or (ii) offering the Shares for sale to securities dealers, whichever may occur first. The Representative may prevent the provisions of this Agreement (other than those contained in Sections 7, 9, 10, 11 and 14) hereof from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in subsection (c) of this Section 11 before the time the other provisions of this Agreement become effective.

                 (b) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date as provided in Sections 8 and 12 hereof or if any of the following have occurred: (i) the Company has failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder; (ii) any other condition to the obligations of the Underwriters hereunder is not fulfilled; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or materially affecting the condition or obligations, financial or otherwise, of the Company, or the revenues, earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business; (iv) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if such outbreak, calamity, crisis or change would, in the Representative's reasonable judgment, have a material adverse effect on the Company, the financial markets of the United States or the offering or delivery of the Shares; (v) suspension of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the NMS or the over-the-counter market generally or limitation on prices (other than limitations on hours or numbers of days of trading) for securities or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representative's reasonable opinion materially and adversely affects trading on any Exchange, the NMS or the over-the-counter market; (vi) the decrease in either the Dow Jones Industrial Exchange or the Nasdaq Composite Index of 15% or more from their respective closings on the day immediately preceding the date the Registration Statement becomes effective; (vii) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representative's reasonable opinion materially and adversely affects or will within the following twelve month period materially and adversely affect the business or operations of the Company; (viii) declaration of a banking moratorium by either federal or state authorities; (ix) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Representative's reasonable opinion has a material adverse effect on the securities markets in the United States; (x) declaration of a moratorium in foreign exchange trading by major international banks or other institutions; or (xi) trading in any securities of the Company shall have been suspended or halted by the NASD or the SEC.

                 (c) If the Representative elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, the Representative shall notify the Company thereof promptly by telephone, telex, telegraph or facsimile, confirmed by letter.

         12.     DEFAULT BY AN UNDERWRITER.

                 (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Offered Shares or Optional Shares hereunder, and if the Offered Shares or Optional Shares with respect to which such default relates do not exceed the aggregate of 10 percent of the number of Offered Shares or Optional Shares, as the case may be, that all Underwriters have agreed to purchase hereunder, then such Offered Shares or Optional Shares to which the default relates shall be purchased severally by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

                 (b) If such default relates to more than 10 percent of the Offered Shares or Optional Shares, as the case may be, the Representative may in its discretion arrange for another party or parties (including a non-defaulting Underwriter) to purchase such Offered Shares or Optional Shares to which such default relates, on the terms contained herein. In the event that the Representative does not arrange for the purchase of the Offered Shares or Optional Shares to which a default relates as provided in this Section 12, this Agreement may be terminated by the Representative or by the Company without liability on the part of the several Underwriters (except as provided in Section 9 hereof) or the Company (except as provided in Sections 7 and 9 hereof), but nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

                 (c) If the Offered Shares or Optional Shares to which the default relates are to be purchased by the non- defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representative or the Company shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The terms "Underwriters" and "Underwriter" as used in this Agreement shall include any party substituted under this Section 12 with like effect as if it had originally been a party to this Agreement with respect to such Offered Shares or Optional Shares.

         13. INFORMATION FURNISHED BY UNDERWRITERS. The statements appearing in any Preliminary Prospectus, the Prospectus or the Registration Statement (a) on the inside front cover page with respect to stabilization and passive market-making, (b) in the section entitled "Underwriting," and (c) in the section entitled "Legal Matters" with respect to the identity of counsel for the Underwriters constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement referred to in subsection (b) of
Section 1 hereof and subsections (a) and (b) of Section 9 hereof.

         14. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to such Underwriter, c/o Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 72715, Attention: President, with a copy to O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660-6429, Attention: J. Jay Herron, Esq.; if sent to the Company or the Selling Stockholders shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Q.E.P. Co., Inc., 990 South Rogers Circle, Boca Raton, Florida 33487 Attention: Lewis Gould, with a copy to Berliner Zisser Walter & Gallegos, P.C., One Norwest Center, 1700 Lincoln Street, Suite 4700, Denver, Colorado 80203-4557, Attention: Robert W. Walter, Esq.

         15. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, the Company, the Selling Stockholders, and the controlling persons, directors, officers, employees, agents and counsel referred to in Section 9 hereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors" and "assigns" shall not include any purchaser of the Shares merely because of such purchase.

         16. DEFINITION OF BUSINESS DAY. For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

         18. CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and performed entirely within such State.

         If the foregoing correctly sets forth the understanding among the Underwriters, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement by and among the Underwriters, the Company and the Selling Stockholders.

                                        Very truly yours,

                                        Q.E.P. CO., INC.,
                                        a Delaware corporation


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

The foregoing Underwriting Agreement    Each of the Selling Stockholders
is hereby confirmed and accepted as
of the date first above written.
                                        By:
                                           ----------------------------------
                                           Lewis Gould, Attorney-in-fact

CRUTTENDEN ROTH INCORPORATED


By:
   ----------------------------------
   Name:
   Title:

Acting severally on behalf of itself and the several Underwriters named in Schedule I hereto

                                   SCHEDULE I

                                  UNDERWRITERS



                                                       NUMBER OF SHARES
         UNDERWRITER                                   TO BE PURCHASED
         -----------                                   ----------------

 Cruttenden Roth Incorporated  . . . . . . . . . .




                                                           ---------
    Total  . . . . . . . . . . . . . . . . . . . .         1,200,000
                                                           =========

                                  SCHEDULE II

                              SELLING STOCKHOLDERS

                                                                 Number of
                                                               Shares to be
                    Selling Stockholders                           Sold
                    --------------------                       ------------

                      Lewis Gould . . . . . . . . . . . . . .     100,000
                      Susan Gould . . . . . . . . . . . . . .     100,000
                                                                  -------
                              Total   . . . . . . . . . . . .     200,000
                                                                  =======

                                  SCHEDULE III

                      PERSONS SUBJECT TO LOCKUP AGREEMENTS


                                                      SHARES SUBJECT TO
               NAME                                   LOCK-UP AGREEMENT
               ----                                   -----------------

           Lewis Gould
           Susan Gould
           Leonard Gould
           _______ Gould